As filed with the Securities and Exchange Commission on November 9, 2012

Registration No. 333-161428

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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FIRST PULASKI NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)
Tennessee	62-1110294
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

206 South First Street
Pulaski, Tennessee 38478
(931) 363-2585
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Mark A. Hayes
Chief Executive Officer
First Pulaski National Corporation
206 South First Street
Pulaski, Tennessee 38478
(931) 363-2585
(Name, address, including zip code, and telephone number
including area code, of agent for service)

Copy to:

D. Scott Holley, Esq.
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
(615) 742-6200

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            Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [   ]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

            If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if smaller reporting agency)	Smaller reporting company [ ]

EXPLANATORY NOTE

            This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-161428) (the "Registration Statement") filed on August 19, 2009 with the Securities and Exchange Commission by First Pulaski National Corporation (the "Registrant"). The Registration Statement registered for potential offer and sale by the Registrant 165,000 shares of the Registrant's common stock, $1.00 par value per share (the "Common Stock"), through the Registrant's Dividend Reinvestment Plan.

            On November 9, 2012, the Registrant executed a reclassification of the Common Stock (the "Reclassification"), pursuant to which holders of less than 201 shares of Common Stock as of the record date were issued, on a one-for-one basis, shares of newly created Class A stock in exchange for their Common Stock for the purpose of reducing the number of record holders of Common Stock and, thus, discontinuing the Registrant's obligation to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            As a result of the Reclassification, the Common Stock will no longer be registered under the Exchange Act. Accordingly, the Registrant wishes to terminate all offerings of its securities pursuant to the Registration Statement.

            The Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1, any and all shares of Common Stock originally registered under the Registration Statement which are unsold as of the date hereof.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pulaski, State of Tennessee, on this 9th day of November, 2012.

                                                                                                                FIRST PULASKI NATIONAL CORPORATION

Date: November 9, 2012                                                                       By: /s/Mark A. Hayes
                                                                                                                       Mark A. Hayes
                                                                                                                       Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statement have been signed by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date

/s/Mark A. Hayes Mark A. Hayes	Chairman of the Board & CEO, and Director (Principal Executive Officer)	November 9, 2012

/s/Tracy Porterfield Tracy Porterfield	Chief Financial Officer, Secretary/Treasurer (Principal Financial Officer and Accounting Officer)	November 9, 2012

/s/David E. Bagley David E. Bagley	Director	November 9, 2012

/s/James K. Blackburn, IV James K. Blackburn, IV	Director	November 9, 2012

/s/Wade Boggs Wade Boggs	Director	November 9, 2012

/s/James H. Butler James H. Butler	Director	November 9, 2012

/s/William Lyman Cox William Lyman Cox	Director	November 9, 2012

/s/Greg G. Dugger Greg G. Dugger, DDS	Director	November 9, 2012

/s/Charles D. Haney Charles D. Haney, MD	Director	November 9, 2012

/s/Donald A Haney Donald A. Haney	Director	November 9, 2012

/s/Linda Lee Rogers Linda Lee Rogers	Director	November 9, 2012

/s/R. Whitney Stevens, Jr. R. Whitney Stevens, Jr.	Director	November 9, 2012

/s/Larry K. Stewart Larry K. Stewart	Director	November 9, 2012

/s/Bill Yancey Bill Yancey	Director	November 9, 2012